Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-82407, 333-71110, 333-100600, 333-117457, 333-117458, 333-151583 and 333-170287 of Elizabeth Arden, Inc. of our report dated August 16, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 16, 2011